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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                 -------------

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934



     Date of Report (Date of earliest event reported):  September 23, 1999


                                  CMGI, Inc.
               ------------------------------------------------
              (Exact name of registrant as specified in charter)


Delaware                                000-22846               04-2921333
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(State or other juris-                (Commission            (IRS Employer
diction of incorporation)             File Number)           Identification No.)


100 Brickstone Square, Andover, MA                                  01810
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(Address of principal executive offices)                         (Zip Code)



Registrant's telephone number, including area code:  (978) 684-3600


                                      N/A
         ------------------------------------------------------------
         (Former name or former address, if changed since last report)
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Item 5.  Other Events.
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AdKnowledge Inc.
----------------

     On September 23, 1999, CMGI, Inc. ("CMGI" or the "Company") entered into an Agreement and Plan of Merger and Contribution with Engage Technologies, Inc., a majority owned subsidiary of CMGI ("Engage"), a wholly owned subsidiary of CMGI and AdKnowledge Inc. ("AdKnowledge"), a provider of Web marketing management services focused on the needs of online marketers and agencies. Under the terms of the agreement, CMGI will initially acquire control of AdKnowledge through the issuance of approximately $170 million of CMGI common stock, followed by a contribution of AdKnowledge shares held by CMGI and AdKnowledge stockholders to Engage, in exchange for approximately $193 million of Engage common stock. The transaction, which has been approved by the Board of Directors of each company, is subject to regulatory, AdKnowledge stockholder and Engage stockholder approval and other customary conditions to closing. The Company's press release announcing this transaction is filed as Exhibit 99.1 hereto.

Pacific Century Cyberworks Limited
----------------------------------

     On September 23, 1999, CMGI and Pacific Century CyberWorks Limited ("PCCW"), a company listed on The Stock Exchange of Hong Kong, entered into an agreement whereby CMGI will issue US $350 million worth of its common stock to PCCW in exchange for US $350 million worth of shares of PCCW (based, in each case, on the closing price on September 3, 1999), subject to certain customary terms and conditions to closing. In addition, CMGI and PCCW are in discussions to form a strategic relationship to jointly develop their Internet-related business activities in Asia, including the possible establishment of a venture for the development and application of Internet technologies within the Asian marketplace, and an agreement for co-investment with respect to Internet opportunities in the United States and Asia. The Company's press release announcing this transaction is filed as Exhibit 99.2 hereto.

Fourth Quarter Results
----------------------

     On September 27, 1999, CMGI reported financial results for the fourth quarter ended July 31, 1999. Net revenues for the fourth quarter were $53.6 million, a 17% sequential increase in quarterly revenues and a 107% increase compared with the fourth quarter ended July 31, 1998. Net revenues for the Company's Internet business segment increased 351% compared with the fourth quarter of fiscal 1998, and increased 49% compared with the third quarter of fiscal 1999. Net revenues for the Company's fulfillment services segment increased 60% compared with the fourth quarter of fiscal 1998, and increased 5% compared with the third quarter of fiscal 1999. On a full year basis, CMGI's net revenues increased $93.7 million, or 114% to $175.7 million from $81.9

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million in fiscal 1998.  CMGI reported net income of $452.7 million or $4.74 basic income per share for the quarter, compared to a net loss of $27.8 million or ($0.30) basic loss per share for the previous quarter ended April 30, 1999. Fourth quarter fiscal 1999 results included $744.7 million of other gains, net, primarily representing a pretax gain of $661.2 million on the conversion of the Company's GeoCities investment to Yahoo! common stock and a pre-tax gain of $81.1 million on issuance of stock by Engage in its initial public stock offering. During the fourth quarter, the Company also recorded a one-time in-process research and development charge of $1.6 million related to the acquisitions of Magnitude Network, Inc. and Nascent Technologies, Inc. and a one-time $53.2 million net of tax gain on the sale of CMG Direct to Marketing Services Group, Inc. Third quarter fiscal 1999 results included a one-time in-process research and development charge of $4.5 million related to the acquisition of Internet Profiles Corporation (IPRO) and $859,000 of other gains, net, representing a pre-tax gain on issuance of stock by GeoCities. CMGI's fourth quarter operating expenses for continuing operations of $105 million, reflect a 32% increase from the third quarter of fiscal 1999 and a 124% increase from last year's fourth quarter. The Company's press release is filed as
Exhibit 99.3 hereto.

Flycast Communications Corporation
----------------------------------

     On September 29, 1999, CMGI entered into an Agreement and Plan of Merger ("Merger Agreement") with a wholly owned subsidiary of CMGI ("Sub") and Flycast Communications Corporation ("Flycast"), a provider of web-based direct response advertising. In the merger, Sub will merge with and into Flycast, with Flycast surviving the merger as a wholly owned subsidiary of CMGI. The merger, which has been approved by the Board of Directors of each company, is subject to regulatory and Flycast stockholder approval and other customary conditions to closing. Certain affiliates of Flycast representing a significant percentage of Flycast common stock have agreed to vote in favor of the merger.

     Pursuant to the Merger Agreement, CMGI will acquire Flycast through the issuance of 0.4738 shares of CMGI common stock for each share of Flycast common stock outstanding immediately prior to the close of the transaction. In addition, CMGI will assume all Flycast stock options outstanding at the effective time of the merger. The transaction is intended to be treated as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, and to be accounted for as a purchase.

     In connection with the merger, CMGI and Flycast also entered into a Stock Option Agreement, dated as of September 29, 1999, whereby Flycast has granted CMGI an option to purchase up to 19.9% of the outstanding shares of Flycast common stock, which option may be exercised in the event that the Merger Agreement is terminated under certain circumstances.

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     The Company's press release announcing this transaction is filed as Exhibit
99.4 hereto.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.
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(c)  Exhibits.

Exhibit No.    Description
-----------    -----------

  99.1 Press release dated September 23, 1999 relating to a definitive agreement for the acquisition of AdKnowledge Inc. by Engage Technologies, Inc., a majority-owned subsidiary of CMGI, Inc.

  99.2 Joint press release dated September 23, 1999 by CMGI, Inc. and Pacific Century CyberWorks Limited relating to a share exchange agreement.

  99.3 Press release dated September 27, 1999 reporting the financial results of CMGI, Inc. for the fourth quarter ended July 31, 1999.

  99.4 Press release dated September 30, 1999 relating to a definitive agreement for the acquisition of Flycast Communications Corporation by CMGI, Inc.

                                       4
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                                   SIGNATURE


          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date: October 1, 1999      CMGI, Inc.
                           ----------
                          (Registrant)



                              By:/s/ Andrew J. Hajducky III
                                 -------------------------------------------
                                 Andrew J. Hajducky III
                                 Executive Vice President, Chief Financial
                                 Officer and Treasurer


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                                 EXHIBIT INDEX


Exhibit No.    Description
-----------    -----------

  99.1 Press release dated September 23, 1999 relating to a definitive agreement for the acquisition of AdKnowledge Inc. by Engage Technologies, Inc., a majority-owned subsidiary of CMGI, Inc.

  99.3 Joint press release dated September 23, 1999 by CMGI, Inc. and Pacific Century CyberWorks Limited relating to a share exchange agreement.

  99.3 Press release dated September 27, 1999 reporting the financial results of CMGI, Inc. for the fourth quarter ended July 31, 1999.

  99.4 Press release dated September 30, 1999 relating to a definitive agreement for the acquisition of Flycast Communications Corporation by CMGI, Inc.